0 Q3 2023 Earnings Results October 23, 2023 Exhibit 99.2

Special Note Regarding Forward-Looking Information Statements in this presentation regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "believe," "expect," "expectation," "anticipate," "may," "could," "should", "intend," "belief," "estimate," "plan," "target," "project," "likely," "will," "forecast,", "future", "outlook," and similar expressions. These risks and uncertainties include factors such as (i) factors impacting consumer spending, including the current inflationary environment, increasing consumer debt levels and reduced savings rates, general macroeconomic conditions and rising interest rates; (ii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the separation and spin-off of the Aaron’s Business (as described in the 2022 Annual Report) into what is now The Aaron’s Company, Inc. may not be achieved in a timely manner, or at all; (iii) the failure of that separation to qualify for the expected tax treatment; (iv) the risk that the Company may fail to realize the benefits expected from the acquisition of BrandsMart U.S.A., including projected synergies; (v) risks related to the disruption of management time from ongoing business operations due to the BrandsMart U.S.A. acquisition; (vi) failure to promptly and effectively integrate the BrandsMart U.S.A. acquisition; (vii) the effect of the BrandsMart U.S.A. acquisition on our operating results and businesses and on the ability of Aaron's and BrandsMart to retain and hire key personnel or maintain relationships with suppliers; (viii) changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; (ix) legal and regulatory proceedings and investigations, including those related to consumer protection laws and regulations, customer privacy, third party and employee fraud, and information security; (x) the risks associated with our strategy and strategic priorities not being successful, including our e-commerce and real estate repositioning and optimization initiatives or being more costly than anticipated; (xi) risks associated with the challenges faced by our business, including the commoditization of consumer electronics, our high fixed-cost operating model and the ongoing labor shortage; (xii) increased competition from traditional and virtual lease-to-own competitors, as well as from traditional and online retailers and other competitors; (xiii) financial challenges faced by our franchisees; (xiv) increases in lease merchandise write-offs; (xv) the availability and prices of supply chain resources, including products and transportation; (xvi) business disruptions due to political or economic instability due to the ongoing conflicts in Ukraine and the Middle East; and (xvii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Statements in this presentation that are “forward-looking” include without limitation statements about: (i) the execution of our key strategic priorities; (ii) the growth and other benefits we expect from executing those priorities; (iii) our financial performance outlook; and (iv) the Company’s goals, plans, expectations, and projections regarding the expected benefits of the BrandsMart acquisition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this presentation. 1

“I am pleased that we delivered third quarter consolidated company earnings ahead of our internal expectations. The Aaron's Business segment is benefiting from our lease decisioning enhancements, which led to lower write-offs and a larger than expected lease portfolio size, despite ongoing challenges in customer demand. During the quarter, we opened three Aaron's stores in new markets and our first new BrandsMart store since acquiring the business, and we remain focused on positioning both businesses for growth.” Douglas Lindsay CEO, The Aaron’s Company, Inc. CEO Comments 2

Q3 2023 Key Themes 3 ▪ Consolidated earnings were ahead of internal expectations largely due to a larger lease portfolio size and lower write-offs at the Aaron's Business, and ongoing cost optimization ▪ Continued improvement in write-offs and 32+ day non-renewal rate, as a result of ongoing lease decisioning enhancements in the Aaron’s Business ▪ Cost optimization initiatives on track to achieve $35 to $40 million target for 2023 ▪ GenNext store strategy continues to transform the in-store customer experience and operating model, accounting for over 30% of lease revenues and fees and retail sales ▪ Launched next evolution of lease decisioning model where customers can use their leasing power across Aaron’s in-store and e-commerce channels, which we believe will lead to an improved customer experience, higher approval rates, and improved conversion ▪ Opened new BrandsMart U.S.A. store in Augusta, Georgia ▪ Returned $9.5 million to shareholders in the form of share repurchases and dividends

4 Q3 Highlights

The Aaron's Company, Inc.

Consolidated Q3 2023 Results of Operations[1]

	($ in Thousands, except per share)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Variance $	Variance % or bps
Revenues	Consolidated	$ 525,678	$ 593,384	$ (67,706)	(11.4) %
	Aaron's Business	376,204	412,914	(36,710)	(8.9) %
	BrandsMart	152,392	183,341	(30,949)	(16.9) %
Gross Profit	Consolidated	$ 271,908	$ 297,747	$ (25,839)	(8.7) %
	Aaron's Business	237,257	257,066	(19,809)	(7.7) %
	BrandsMart	34,923	41,040	(6,117)	(14.9) %
Gross Profit Margin %	Consolidated	51.7%	50.2%	--	150 bps
	Aaron's Business	63.1%	62.3%	--	80 bps
	BrandsMart	22.9%	22.4%	--	50 bps
Net (Loss) Earnings	Consolidated	$ (4,137)	$ (15,616)	$ 11,479	73.5 %
Adjusted EBITDA[2]	Consolidated	$ 25,265	$ 38,177	$ (12,912)	(33.8) %
	Aaron's Business	36,432	42,455	(6,023)	(14.2) %
	BrandsMart	1,016	6,614	(5,598)	(84.6) %
Adjusted EBITDA Margin %	Consolidated	4.8%	6.4%	--	(160) bps
	Aaron's Business	9.7%	10.3%	--	(60) bps
	BrandsMart	0.7%	3.6%	--	(290) bps
(Loss) Earnings Per Share	(Loss) Earnings Per Share[3]	$ (0.13)	$ (0.51)	$ 0.38	74.5 %
	Non-GAAP Diluted Earnings Per Share[2]	$ 0.01	$ 0.31	$ (0.30)	(96.8) %
Cash Flow	Cash Provided by Operating Activities	$ 34,742	$ 66,795	$ (32,053)	(48.0) %
	Adjusted Free Cash Flow[2]	$ 7,805	$ 50,071	$ (42,266)	(84.4) %

1. Consolidated totals include unallocated corporate costs and intersegment elimination amounts
2. Non-GAAP reconciliations of adjusted EBITDA, EPS, and adjusted free cash flow are included in the Appendix
3. For the three months ended September 30, 2023 and 2022, the GAAP Weighted Average Shares Outstanding had no dilutive effect due to the net loss incurred in the periods

5

The Aaron's Company, Inc.

The Aaron's Company – Consolidated Q3 Highlights[1]

Revenues


-11.4%
$593.4M
$525.7M
Q3 2022
Q3 2023

Adjusted EBITDA


-33.8%
$38.2M
$25.3M
Q3 2022
Q3 2023
Margin % 6.4% 4.8%

Non-GAAP Diluted EPS


-96.8%
$0.31
$0.01
Q3 2022
Q3 2023

Adjusted Free Cash Flow


-84.4%
$50.1M
$7.8M
Q3 2022
Q3 2023

Highlights

- **Revenues** decreased YoY primarily due to lower lease revenues and fees and lower retail sales at the Aaron's Business, as well as lower retail sales at BrandsMart
- **Adjusted EBITDA** and **adjusted EBITDA margin** decreased YoY primarily due to lower revenues at both business segments
  - Partially offset by lower personnel costs at both business segments, as well as lower write-offs at the Aaron's Business
- **Adjusted free cash flow** decreased YoY primarily due to lower cash provided by operating activities, lower proceeds from real estate transactions, and slightly higher capital expenditures

1. Non-GAAP reconciliations of adjusted EBITDA, EPS, and adjusted free cash flow are included in the Appendix

6

Aaron’s Business Q3 Highlights 7 Revenues Adjusted EBITDA1 Lease Portfolio Size Lease Renewal Rate • Revenues decreased YoY primarily due to a smaller lease portfolio size, fewer exercises of early purchase options, and lower retail sales ‒ E-commerce revenues increased 1.3% YoY, representing 18.5% of lease revenues • Provision for lease merchandise write- offs was 6.1% as compared to 7.5% in the prior year quarter, as a result of the lease decisioning enhancements implemented in prior quarters • Adjusted EBITDA and adjusted EBITDA margin decreased YoY, primarily due to higher other operating expenses as a percentage of revenues due to lower YoY gains on dispositions of store-related assets, partially offset by higher gross profit margin and lower write-offs Highlights $412.9M $376.2M Q3 2022 Q3 2023 -8.9% $42.5M $36.4M Q3 2022 Q3 2023 -14.2% Q3 2023 $116.4M Q3 2022 $125.8M -7.5% 86.3% 86.2% Q3 2022 Q3 2023 -10 bps Margin % 10.3% 9.7% 1. Adjusted EBITDA does not include unallocated corporate expenses; non-GAAP reconciliations are included in the Appendix

Aaron’s Business Q3 Highlights – E-commerce & GenNext Store Strategy 8 % of Lease Revenues 16.2% 18.5% Q3 2022 Q3 2023 +1.3% 22.3% 30.8% Q3 2022 Q3 2023 Q3 2022 Q3 2023 -6.8% 171 230 Q3 2023Q3 2022 24 245 15195 Opened in the Quarter Q3’23 Initial Count Q3’22 Initial Count E-commerce Highlights GenNext Store Highlights New Lease Originations1 Revenues % of Revenues2 GenNext Store Count 1. Monthly recurring revenue written into the portfolio resulting from new lease agreements 2. As a percent of lease and retail revenues; excludes GenNext stores open less than one month

Aaron’s Business Q3 Highlights – Non-Renewal Rates & Write-offs1 9 32+ Day Non-Renewal Rate2 Lease Merchandise Write-offs3 1. Based on open stores at the end of the respective period 2. Customers 32+ days non-renewed (i.e., customer did not make renewal payment or return product) at the end of the applicable quarter divided by the customer count at the beginning of the quarter-end month 3. Provision for lease merchandise write-offs as a percentage of lease revenues and fees, the largest component of which is charge-offs • 32+ day non-renewal rate decreased 30 bps YoY from Q3 2022 (2.6% vs. 2.9%) ‒ Sequential increase of 10 bps from Q2 2023 (2.6% vs. 2.5%) primarily due to normal seasonal trends • Lease merchandise write-offs improved 140 bps YoY from Q3 2022 (6.1% vs. 7.5%) ‒ Sequential increase of 70 bps from Q2 2023 (6.1% vs. 5.4%) primarily due to normal seasonal trends • YoY improvements primarily due to lease decisioning enhancements made in prior quarters Highlights 2.3% 1.6% 2.4% 2.9% 2.7% 1.6% 2.5% 2.6% 1.0 1.5 2.0 2.5 3.0 Q4 Q1 Q2 Q3 5.7% 5.4% 5.7% 7.5% 7.1% 5.4% 5.4% 6.1% 4.0 5.0 6.0 7.0 8.0 Q2Q4 Q1 Q3 2021-2022 2022-2023 2021-2022 2022-2023

BrandsMart Q3 Highlights

BrandsMart USA

Revenues



-16.9%
$183.3M
$152.4M
Q3 2022
Q3 2023

	Q3 2022	Q3 2023
Comparable Sales YoY	n/a[1]	(17.0%)

Gross Profit



-14.9%
$41.0M
$34.9M
Q3 2022
Q3 2023

	Q3 2022	Q3 2023
Margin %	22.4%	22.9%

Adjusted EBITDA[2]



-84.6%
$6.6M
$1.0M
Q3 2022
Q3 2023

	Q3 2022	Q3 2023
Margin %	3.6%	0.7%

Product Mix[3]



Furniture & Mattresses
Other
7%
4%
Electronics
34%
55%
Major Appliances

Highlights

- **Revenues** decreased YoY driven primarily by ongoing weaker customer traffic and customer trade down to lower priced products across major categories
  - Average transaction value decreased 6.2% YoY
  - E-commerce product sales were 8.9% of total product sales, down from 9.3% in the prior year quarter
- **Gross profit margin %** increased YoY due to ongoing strategic pricing and procurement initiatives
- **Adjusted EBITDA** and **adjusted EBITDA margin %** decreased YoY primarily due to lower retail sales, offset by benefits of direct procurement savings, strategic pricing actions, and cost controls
- **Opened new store** in Augusta, Georgia; first new store opened since acquiring the business in 2022

1. Results prior to Q2 2022 are prior to the April 1, 2022 acquisition date; therefore, Comparable Sales results are not available
2. Adjusted EBITDA does not include unallocated corporate expenses; non-GAAP reconciliations are included in the Appendix
3. Based on merchandise product sales posted in Q3 2023; excludes warranty, installation, delivery, and other service revenues

10

11 Balance Sheet and Outlook

$378.9 million $9.5 million$187.5 million Balance Sheet and Shareholder Returns Debt (As of 9/30/23) Liquidity1 (As of 9/30/23) Shareholder Returns2 12 1. As of September 30, 2023, the Company had $39.3 million of cash and $339.6 million of availability under its $375.0 million unsecured credit facility 2. For the three months ended September 30, 2023, the Company paid $3.9 million in dividends and repurchased 539,719 shares of common stock for $5.7 million $39.3 million Cash and Cash Equivalents (As of 9/30/23)

The Aaron's Company, Inc.

Updated 2023 Outlook[1]

		Current Outlook[2]		Previous Outlook[3]	
		Low	High	Low	High
Consolidated	Revenues	$2.12 billion	$2.17 billion	$2.12 billion	$2.22 billion
	Net Earnings	$14.0 million	$17.5 million	$16.8 million	$25.5 million
	Adjusted EBITDA[4]	$140.0 million	$150.0 million	$140.0 million	$160.0 million
	Diluted EPS	$0.35	$0.50	$0.55	$0.80
	Non-GAAP Diluted EPS	$1.00	$1.20	$1.00	$1.40
	Cash Provided by Operating Activities	$156.2 million	$168.7 million	$164.9 million	$180.9 million
	Capital Expenditures	$87.5 million	$95.0 million	$85.0 million	$100.0 million
	Adjusted Free Cash Flow	$75.0 million	$80.0 million	$85.0 million	$95.0 million
Aaron's Business	Revenues	$1.50 billion	$1.54 billion	$1.50 billion	$1.57 billion
	Earnings Before Income Taxes	$98.0 million	$102.5 million	$101.0 million	$110.0 million
	Adjusted EBITDA	$170.0 million	$177.5 million	$170.0 million	$185.0 million
BrandsMart	Revenues	$615.0 million	$630.0 million	$615.0 million	$645.0 million
	Earnings Before Income Taxes	$(2.5) million	$(1.0) million	$(0.5) million	$2.5 million
	Adjusted EBITDA	$12.5 million	$15.0 million	$12.5 million	$17.5 million

1. See the "Use of Non-GAAP Financial Information" section included in the Appendix; Consolidated totals include unallocated corporate costs and intersegment elimination amounts
2. The current outlook assumes no significant deterioration in the current retail environment, state of the U.S. economy, or global supply chain, as compared to its current condition
3. As announced in the Form 8-K filed on July 31, 2023
4. Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes

13

14 Appendix

15 Company Store Count By Ownership Type Company-Operated Aaron’s Stores by Type (Unaudited) As of September 30, 2023 2022 Company-operated Aaron’s Stores1 1,024 1,034 GenNext (included in Company-Operated) 245 195 Franchisee-operated Aaron’s Stores 227 234 BrandsMart U.S.A. Stores2 11 10 Systemwide Stores 1,262 1,278 (Unaudited) As of September 30, 2023 GenNext Legacy Total Store 181 621 802 Hub 56 55 111 Showroom 8 103 111 Total 245 779 1,024 1. The typical layout for a Company-operated Aaron's store is a combination of showroom, customer service and warehouse space, averaging approximately 9,500 square feet. Certain Company- operated Aaron's stores consist solely of a showroom. 2. BrandsMart U.S.A. stores average approximately 100,000 square feet and have been included in this table subsequent to the acquisition date of April 1, 2022.

Use of Non-GAAP Financial Information Non-GAAP net earnings, non-GAAP diluted earnings per share, adjusted free cash flow, net debt, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for 2023 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs. Non-GAAP net earnings and non-GAAP diluted earnings per share for 2022 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges and separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs, and a one-time non-cash charge for a fair value adjustment to merchandise inventories. The amounts for these pre-tax non-GAAP adjustments, which are tax-effected using estimated tax rates which are commensurate with non-GAAP pre-tax earnings, can be found in the Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Non-GAAP Earnings Per Share Assuming Dilution table in this presentation. Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period adjusted EBITDA results for the three months ended September 30, 2022 shown in the table below has been restated to also exclude stock-based compensation expense. The EBITDA and adjusted EBITDA figures presented in this presentation are calculated as the Company’s earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue. The amounts for these pre-tax non-GAAP adjustments can be found in the Quarterly EBITDA table in this presentation. Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance. Non-GAAP net earnings and non-GAAP diluted earnings per share provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arise from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business. EBITDA and Adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures: • Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. • Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness. • Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting. The adjusted free cash flow figures presented in this presentation are calculated as the Company’s cash flows provided by operating activities, adjusted for acquisition-related transaction costs and proceeds from real estate transactions, less capital expenditures. Management believes that adjusted free cash flow is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity. Net debt represents total debt less cash and cash equivalents. Management believes that net debt is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity. Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share, the Company’s GAAP revenues and earnings before income taxes and GAAP cash provided by operating activities, which are also presented in the presentation. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, adjusted EBITDA and adjusted free cash flow may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner. 16

17 (Unaudited) Three Months Ended September 30, (In Thousands, except per share amounts) 2023 2022 Net (Loss) Earnings $ (4,137) $ (15,616) Income Taxes (3,120) (4,937) (Loss) Earnings Before Income Taxes $ (7,257) $ (20,553) Acquisition-Related Intangible Amortization Expense 2,589 2,878 Restructuring Expenses, Net 2,696 14,930 Separation Costs 34 220 Non-Cash Inventory Fair Value Adjustment — 51 Acquisition-Related Costs 693 1,659 Impairment of Goodwill — 12,933 Non-GAAP (Loss ) Earnings Before Income Taxes (1,245) 12,118 Income Taxes, calculated using a non-GAAP Effective Tax Rate (1,459) 2,450 Non-GAAP Net Earnings $ 214 $ 9,668 (Loss) Earnings Per Share Assuming Dilution $ (0.13) $ (0.51) Acquisition-Related Intangible Amortization Expense 0.08 0.09 Restructuring Expenses, Net 0.09 0.48 Separation Costs — 0.01 Non-Cash Inventory Fair Value Adjustment — — Acquisition-Related Costs 0.02 0.05 Impairment of Goodwill — 0.42 Tax Effect of Non-GAAP Adjustments (0.05) (0.24) Non-GAAP Earnings Per Share Assuming Dilution1 $ 0.01 $ 0.31 Weighted Average Shares Outstanding Assuming Dilution2 31,145 31,138 1. In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding 2. For the three months ended September 30, 2023 and 2022, the GAAP Weighted Average Shares Outstanding were 30,880 and 30,875, which had no dilutive effect due to the net GAAP loss incurred in both periods; however, the Non-GAAP Weighted Average Shares Outstanding Assuming Dilution were 31,145 and 31,138 during those same periods. Reconciliation to Non-GAAP Net Earnings and Non-GAAP Earnings Per Share

The Aaron's Company, Inc.

Reconciliation to Quarterly Adjusted EBITDA by Segment

(In Thousands)	(Unaudited) Three Months Ended September 30, 2023					(Unaudited) Three Months Ended September 30, 2022				
	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total
Net Loss					$ (4,137)					$ (15,616)
Income Taxes					(3,120)					(4,937)
Earnings (Loss) Before Income Taxes	$ 17,510	$ (2,415)	$ (22,144)	$ (208)	$ (7,257)	$ 23,493	$ 2,955	$ (46,664)	$ (337)	$ (20,553)
Interest Expense	—	—	3,456	—	3,456	—	—	3,151	—	3,151
Depreciation	18,560	1,204	222	—	19,986	18,376	1,237	247	—	19,860
Amortization	362	2,227	—	—	2,589	586	2,371	—	—	2,957
EBITDA	$ 36,432	$ 1,016	$ (18,466)	$ (208)	$ 18,774	$ 42,455	$ 6,563	$ (43,266)	$ (337)	$ 5,415
Separation Costs	—	—	34	—	34	—	—	220	—	220
Restructuring Expenses, Net	—	—	2,696	—	2,696	—	—	14,930	—	14,930
Impairment of Goodwill	—	—	—	—	—	—	—	12,933	—	12,933
Acquisition-Related Costs	—	—	693	—	693	—	—	1,659	—	1,659
Non-Cash Inventory Fair Value Adjustment	—	—	—	—	—	—	51	—	—	51
Stock-Based Compensation[2]	—	—	3,068	—	3,068	—	—	2,969	—	2,969
Adjusted EBITDA	$ 36,432	$ 1,016	$ (11,975)	$ (208)	$ 25,265	$ 42,455	$ 6,614	$ (10,555)	$ (337)	$ 38,177

1. Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation
2. Beginning in 2023, Adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period results for the three months ended September 30, 2022 shown in the table above have been restated to also exclude stock-based compensation expense

18

Reconciliation to Adjusted Free Cash Flow 19 (Unaudited) Three Months Ended September 30, (In Thousands) 2023 2022 Cash Provided by Operating Activities $ 34,742 $ 66,795 Proceeds from Real Estate Transactions — 7,537 Acquisition-Related Transaction Costs 425 1,747 Capital Expenditures (27,362) (26,008) Adjusted Free Cash Flow $ 7,805 $ 50,071

The Aaron's Company, Inc.

Reconciliation to 2023 Current Outlook[1] for Adjusted EBITDA[2]

	Fiscal Year 2023 Ranges		
(In Thousands)	Aaron's Business	BrandsMart	Consolidated Total
Projected Net Earnings			$14,000 - $17,500
Income Taxes			$(6,000) - $(5,000)
Projected Earnings Before Income Taxes	$98,000 - $102,500	$(2,500) - $(1,000)	$8,000 - $12,500
Interest Expense	—	—	$15,500 - $17,000
Depreciation and Amortization	$72,000 - $75,000	$15,000 - $16,000	$88,500 - $92,500
Projected EBITDA	$170,000 - $177,500	$12,500 - $15,000	$112,000 - $122,000
Stock-Based Compensation	—	—	$12,000
Other Adjustments[3]	—	—	$16,000
Projected Adjusted EBITDA	**$170,000 - $177,500**	**$12,500 - $15,000**	**$140,000 - $150,000**

Reconciliation to 2023 Current Outlook[1] for Non-GAAP Earnings Per Share

	Fiscal Year 2023 Ranges	
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.35	$0.50
Sum of Other Adjustments[4]	$0.65	$0.70
Projected Non-GAAP Earnings Per Share Assuming Dilution	**$1.00**	**$1.20**

Reconciliation to 2023 Current Outlook[1] for Adjusted Free Cash Flow

	Fiscal Year 2023 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$156,200 - $168,700
Proceeds from Real Estate Transactions	$1,700
Acquisition-Related Transaction Costs	$4,600
Capital Expenditures	$(87,500) – $(95,000)
Adjusted Free Cash Flow	**$75,000 - $80,000**

1. As announced in the Form 8-K filed on October 23, 2023
2. In 2022 and prior periods, adjusted EBITDA included stock-based compensation expense. Starting in 2023, adjusted EBITDA excludes stock-based compensation expense
3. Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs
4. Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs and intangible amortization expense resulting from acquisitions

20

The Aaron's Company, Inc.

Reconciliation to 2023 Previous Outlook[1] for Adjusted EBITDA[2]

	Fiscal Year 2023 Ranges		
(In Thousands)	Aaron's Business	BrandsMart	Consolidated Total
Projected Net Earnings			$16,800 - $25,450
Income Taxes			$(800) - $550
Projected Earnings Before Income Taxes	$101,000 - $110,000	$(500) - $2,500	$16,000 - $26,000
Interest Expense	—	—	$15,000 - $17,000
Depreciation and Amortization	$69,000 - $75,000	$13,000 - $15,000	$84,000 - $92,000
Projected EBITDA	$170,000 - $185,000	$12,500 - $17,500	$115,500 - $135,500
Stock-Based Compensation	—	—	$12,000
Other Adjustments[3]	—	—	$13,000
Projected Adjusted EBITDA	**$170,000 - $185,000**	**$12,500 - $17,500**	**$140,000 - $160,000**

Reconciliation to 2023 Previous Outlook[1] for Non-GAAP Earnings Per Share

	Fiscal Year 2023 Ranges	
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.55	$0.80
Sum of Other Adjustments[4]	$0.45	$0.60
Projected Non-GAAP Earnings Per Share Assuming Dilution	**$1.00**	**$1.40**

Reconciliation to 2023 Previous Outlook[1] for Adjusted Free Cash Flow

	Fiscal Year 2023 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$164,900 - $180,900
Proceeds from Real Estate Transactions	$1,000 - $10,000
Acquisition-Related Transaction Costs	$4,100
Capital Expenditures	$(85,000) – $(100,000)
Adjusted Free Cash Flow	**$85,000 - $95,000**

1. As announced in the Form 8-K filed on July 31, 2023
2. In 2022 and prior periods, adjusted EBITDA included stock-based compensation expense. Starting in 2023, adjusted EBITDA excludes stock-based compensation expense
3. Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs
4. Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs and intangible amortization expense resulting from acquisitions

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